                                                                    EXHIBIT 5(A)

                              ITT INDUSTRIES, INC.
                              4 West Red Oak Lane
                             White Plains, NY 10604

                                                                   July 20, 2000
ITT Industries, Inc.
4 West Red Oak Lane
White Plains, NY 10604

Dear Sirs:

     I am familiar with the ITT Industries Investment and Savings Plan for Salaried Employees (the "Investment and Savings Plan") of ITT Industries, Inc., an Indiana corporation ("ITT Industries"), under which an additional 12,000,000 shares of ITT Industries common stock, par value $1 per share, will be made available for issuance (the "Shares"). I have acted as counsel to ITT Industries in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), of a Registration Statement on Form S-8 (the "Registration Statement") with respect to the registration under the Act of the Shares and 12,000,000 Series A Participating Cumulative Preferred Stock Purchase Rights (the "Rights") which are appurtenant to, and trade with, the Shares. I have examined such records, documents and proceedings as I have deemed relevant and necessary as a basis for the opinion expressed herein.

     Based upon the foregoing, I am of the opinion that authorized but previously unissued Shares which may be issued pursuant to the provisions of the Investment and Savings Plan as set forth in the Registration Statement and ITT Industries' policies relating thereto, and any conditions or restrictions relating thereto shall have been satisfied, will be legally authorized, issued, fully paid and non-assessable. When the Rights are issued in accordance with the terms of the Investment and Savings Plan and the Rights Plan between ITT Industries and The Bank of New York, as Rights Agent, the Rights will be duly and validly issued.

     I hereby consent to the filing of this opinion as an Exhibit to the Registration Statement.

                                          Very truly yours,

                                          ROBERT W. BEICKE
                                          Robert W. Beicke
                                          Vice President, Associate General
                                          Counsel
                                          and Assistant Secretary